Exhibit 3
                               SECURITY AGREEMENT



This Security Agreement (this "Agreement"), dated as of May 12, 2003, is made by ACT Teleconferencing Services, Inc., a Minnesota corporation (the "Company"), and the Co-Borrowers listed on the signature page of this Agreement (the "Co-Borrowers" and, together with the Company, the "Borrower"), in favor of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as Collateral Agent (the "Collateral Agent"), for the benefit of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as a lender, and KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (collectively, "Lenders"). In consideration of Lenders' provision of financing to Borrower pursuant to the terms and conditions of a Note Agreement dated as of the date of this Agreement among Borrower, Lenders and ACT Teleconferencing, Inc. (as such Note Agreement may be amended, supplemented, amended and restated, renewed or otherwise modified from time to time hereafter, the "Note Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Collateral Agent, for the benefit of Lenders, agree as follows:

          1. Definitions.

               (a) Whenever the following terms are used in this Agreement, they shall be defined as follows:

               "Collateral" shall mean all of Borrower's assets and property, whether now owned or existing or hereafter acquired or arising regardless of where located, including (i) all of Borrower's "Equipment," "General Intangibles," "Inventory", "Investment Property" and "Receivables" (all as defined below); (ii) all proceeds including, without limitation, proceeds of any insurance policies, and all products of all of Borrower's Equipment, General Intangibles, Inventory and Receivables; (iii) all of Borrower's books and records related to any of the foregoing; (iv) all of Borrower's rights, title and interest in and to all cash, accounts, deposits and similar sums; and (v) all of the foregoing, whether now owned or existing or hereafter acquired or arising, or in which Borrower now has or hereafter acquires any rights.

               "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment and fixtures, including, without limitation, tangible personal property not otherwise described in this Agreement, furniture, machinery, vehicles, computers and associated hardware and equipment and trade fixtures, together with any and all attachments, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

               "General Intangibles" shall mean all choses in action, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Receivables), now owned and hereafter acquired, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, service marks, service mark applications, service names, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, all intellectual property used by Borrower in the operation of computers and associated hardware and other equipment, licenses, franchises, customer lists, tax refunds, tax refund claims, pension plan refunds and reversions, rights and claims against carriers and shippers, rights to indemnification and mineral rights.

               "Inventory" shall mean and include all of Borrower's now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale, rental or lease, including, without limitation, all farm products, all product and sales catalogs and literature, raw materials, minerals, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same.

               "Investment Property" shall mean "investment property" as defined in the UCC.

               "Receivables" shall mean and include all of Borrower's now existing and hereafter arising or acquired accounts, receivables and all present and future rights of Borrower to payment for goods sold, rented or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; proceeds of any letters of credit on which Borrower is named as beneficiary; contract rights; chattel paper; instruments; documents; insurance proceeds; and all such obligations whatsoever owing to Borrower, together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same may represent, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

          (b) Unless the context requires otherwise, any capitalized term not defined this Agreement shall have the meaning given to such term in the Note Agreement. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent such terms are defined.

     2. Grant of Security Interest; Term; Perfection.

          (a) As security for the due and punctual payment and performance of the Obligations in full, Borrower hereby grants to the Collateral Agent, for the benefit of Lenders, a security interest in all of the Collateral. This Agreement shall terminate on the later to occur of (i) the full performance, payment and satisfaction of the Obligations in cash or cash equivalents and (ii) the termination of the Note Agreement. Until termination of this Agreement, the security interest of the Collateral Agent, for the benefit of Lenders, in the Collateral, and all proceeds and products thereof, shall continue in full force and effect.

          (b) Borrower hereby irrevocably authorizes the Collateral Agent, on behalf of Lenders, to file any financing statement deemed appropriate by the Collateral Agent in its sole discretion in order to perfect the security interest granted by this Agreement. Until the termination of this Agreement, Borrower shall perform any and all steps requested by the Collateral Agent to perfect, maintain and protect the security interest of the Collateral Agent for the benefit of Lenders in the Collateral, including, without limitation, executing and filing financing and continuation statements in form and substance satisfactory to the Collateral Agent, maintaining a perpetual inventory and complete and accurate stock records, delivering to the Collateral Agent warehouse receipts covering that portion of the Collateral located in warehouses and for which warehouse receipts are issued, transferring Inventory to warehouses approved by the Collateral Agent, delivering to the Collateral Agent all certificates of title with respect to Borrower's motor vehicles or other similar titled property, placing notations on Borrower's books of account to disclose the security interest of the Collateral Agent for the benefit of Lenders in such books, taking such other steps as deemed necessary by the Collateral Agent to protect Lenders' interest in the Inventory and delivering to the Collateral Agent all letters of credit on which Borrower is named as a beneficiary. The Collateral Agent may file one or more financing statements disclosing the security interest granted to the Collateral Agent for the benefit of Lenders under this Agreement without Borrower's signature appearing on such financing statements and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory is in the possession or control of any warehouseman or any of Borrower's agents or processors, Borrower shall notify such warehousemen, agents or processors of the security interest of the Collateral Agent for the benefit of Lenders in such Inventory and instruct them, upon the Collateral Agent's request, to hold all such Inventory for the account of the Collateral Agent, on behalf of Lenders, and subject to the Collateral Agent's instructions. Borrower shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, that no such taxes, assessments or governmental charges need be paid during such period as they are being contested in good faith by Borrower, in appropriate proceedings promptly commenced and diligently prosecuted, if adequate reserves in accordance with GAAP have been set aside on Borrower's books, and the continuance of such contest shall neither result in any part of the Collateral or the premises or any other property of Borrower being made the subject of any proceeding in foreclosure, or of any levy or execution, which shall not have been stayed or dismissed, or the subject of any seizure or other loss nor prevent the Collateral Agent, for the benefit of Lenders, from acquiring and/or maintaining a perfected security interest in the Collateral after the Closing Date or with respect to any future advances under the Note Agreement; and provided, further, that Borrower will promptly pay such tax, assessment or charge when the dispute is finally settled. If Borrower fails to pay such taxes, assessments and governmental charges, the Collateral Agent may (but shall not be required to) pay the same and charge the cost to Borrower's account as part of the Obligations payable on demand and secured by the Collateral. In order to protect or perfect the security interest which the Collateral Agent is granted for the benefit of Lenders under this Agreement, the Collateral Agent may, in its sole discretion, discharge any lien or encumbrance or bond on the Collateral, pay any insurance, maintain guards, pay any service bureau and obtain any record and charge the same to Borrower's account as an advance under this Agreement and part of the Obligations, payable on demand and secured by the Collateral. The Collateral Agent may notify Borrower's customers or account debtors, at any time and from time to time, that the Receivables have been assigned to the Collateral Agent for the benefit of Lenders and of the security interest of the Collateral Agent for the benefit of Lenders in the Receivables, and if, upon an Event of Default, the Collateral Agent shall desire that Borrower's customers or account debtors make payment directly to the Collateral Agent for the benefit of Lenders, the Collateral Agent, as Borrower's irrevocable attorney-in-fact, shall be entitled to notify such customers and account debtors to make payments directly to the Collateral Agent for the benefit of Lenders, in the Collateral Agent's name and to such address as the Collateral Agent may designate. Borrower understands and agrees that the Collateral Agent has no obligation whatsoever to, but the Collateral Agent, at its sole discretion, may, take any steps to collect any of Borrower's Receivables, and that all costs of collection and other expenses incurred in connection therewith shall be charged to Borrower's account.

          (c) The Collateral Agent shall have no duty of care with respect to the Collateral except that the Collateral Agent shall exercise reasonable care with respect to the Collateral in its custody. The Collateral Agent shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Collateral Agent accords its own property, or if the Collateral Agent takes such action with respect to the Collateral as Borrower shall request in writing. No failure to comply with any such request of Borrower nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care, nor shall the Collateral Agent's failure to take steps to preserve rights against any parties or property be deemed to be failure to exercise reasonable care with respect to the Collateral in the Collateral Agent's custody.

          3. Set-Off and Related Matters. All moneys, securities and other properties of Borrower and the proceeds thereof now or hereafter held or received by the Collateral Agent from or for the account of Borrower, including any and all deposits (general or special), account balances and credits of Borrower with the Collateral Agent at any time existing, shall be deemed Collateral under this Agreement and held as security for the Obligations and may be set-off and applied against any Obligations. The rights given to the Collateral Agent under this Agreement are cumulative with the other rights and remedies of the Collateral Agent, for the benefit of Lenders, including other rights of set-off.

          4. Collateral Agent as Borrower's Attorney.

               (a) Upon the occurrence of an Event of Default, Borrower hereby appoints the Collateral Agent, or any other Person whom the Collateral Agent may designate, as Borrower's attorney, with power: (i) to send requests for verification of Receivables to customers or account debtors; (ii) to sign and endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security in payment of Receivables or from the sale of Inventory or that may otherwise come into the Collateral Agent's possession; (iii) to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers; (iv) to collect, enforce, compromise, settle and adjust all Receivables and take other actions with respect thereto as the Collateral Agent determines in its sole discretion; (v) to give receipts in Borrower's name and to perform such other acts in connection with the Receivables as the Collateral Agent in its sole discretion may determine to be appropriate; (vi) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by the Collateral Agent, which may be a post office box opened by the Collateral Agent for such purpose or any other address, at the Collateral Agent's sole discretion; (vii) to receive, open and dispose of all mail addressed to Borrower; and
          (viii) to do all things necessary to perfect the security interest of the Collateral Agent, for the benefit of Lenders, in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement. All such acts shall be at the cost of Borrower, and Borrower hereby ratifies and approves all acts of such attorney. Neither the Collateral Agent nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and this Agreement terminated. Borrower agrees to execute and deliver promptly to the Collateral Agent all instruments necessary or appropriate, as determined in the Collateral Agents sole discretion, to further the Collateral Agent's exercise of the rights and powers granted it in this Section 4.

               (b) So long as no Event of Default shall have occurred and be continuing:

                    (i) Borrower shall be entitled to receive dividends to the extent permitted by the Note Agreement and to exercise any and all voting and other consensual rights, in each case pertaining to the common stock of any of Borrower's Subsidiaries for any purpose not inconsistent with the terms of this Agreement or the Note Agreement; provided, however, that Borrower shall not exercise or refrain from exercising any such right if, in the judgment of the Collateral Agent, such action or inaction would have a material adverse effect on the value of the Collateral or any part thereof, and, provided, further, that Borrower shall give the Collateral Agent prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any right pertaining to such stock or any part thereof which is material to the interests of the Collateral Agent and Lenders.

                    (ii) The Collateral Agent shall execute and deliver (or
               cause to be executed and delivered) to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

     Upon the occurrence of an Event of Default, and after notice to Borrower by the Collateral Agent, all rights of Borrower to receive dividends or to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4(b)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights on behalf of Lenders.

          5. Examination of Collateral and Records. The Collateral Agent shall, upon reasonable notice to Borrower and during normal business hours, have access to and the right to examine and inspect the Collateral and all of Borrower's books and records relating to the Collateral. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Collateral Agent shall at all times thereafter have access to and the right to examine and inspect the Collateral and all of Borrower's books and records relating thereto.

          6. Warranties and Representations. Borrower warrants and represents that:

               (a) The Collateral has not suffered damage or destruction which renders it inoperable and, under applicable zoning, use, environmental protection and other laws, ordinances, rules and regulations, such properties may be used for the present use and purpose as described in the Agreement.

               (b) Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens except for Permitted Liens.

               (c) Without limiting the foregoing, no portion of the real property constituting a portion of the Collateral is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 C.F.R. Section 1909.1).

               (d) Borrower has executed UCC financing statements, containing sufficient legal descriptions of the Collateral and otherwise in form and substance sufficient for filing in every governmental, municipal or other office in every jurisdiction necessary to perfect the security interest of the Collateral Agent for the benefit of Lenders in the Collateral. The Financing Documents and/or financing statements with respect thereto have been filed for record in all public offices wherein such filing is necessary to perfect, fully preserve and protect the lien of the Collateral Agent for the benefit of Lenders under the Financing Documents against creditors, and the Collateral Agent, for the benefit of Lenders, has a perfected security interest in the Collateral specifically described therein.

               (e) Other than Borrower's current name, neither Borrower nor any of its Subsidiaries has used any names during the last five years (either as a company name, trade name, assumed name, business name, fictitious name or otherwise) and has no present plans to use any such names.

               (f) The principal place of business of Borrower, the office where its chief executive offices and accounting offices are located, the office where Borrower keeps its records concerning the Receivables and General Intangibles, Borrower's registered office, and the location of all of Borrower's Inventory, Equipment and other tangible Collateral is 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401-8944, and such location is the sole location for Borrower's business and the Collateral.

               (g) The federal employer identification number and organizational number of each Borrower is as follows:

         Borrower                                    FEIN              Org. No.
         ACT Teleconferencing Services, Inc.      41-1665759        19941088983
         ACT VideoConferencing, Inc.              41-1798183        20011209669
         ACT Proximity, Inc.                      84-1613549        20011241877
         ACT Research, Inc.                                         19891112377

          7. Covenants. Until the Obligations are fully paid, performed and satisfied and this Agreement is terminated, Borrower covenants that it shall:

               (a) Defend in good faith the Collateral against the claims and demands of all persons;

               (b) Advise the Collateral Agent in writing, at least thirty (30) days prior thereto, of any change in Borrower's principal place of business, registered office or other places of business, or the opening of any new places of business, or any change in Borrower's name or the adoption by Borrower of trade names, assumed names or fictitious names, and, in such event, Borrower shall promptly execute and deliver to the Collateral Agent (and Borrower agrees that the Collateral Agent may execute and deliver the same as Borrower's irrevocable attorney-in-fact) new UCC financing statements describing the Collateral specified in this Agreement and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Collateral Agent's sole discretion, to perfect or continue perfected the security interest of the Collateral Agent for the benefit of Lenders in the Collateral based upon such new places of business or registered offices or changes in or adoption of names, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse the Collateral Agent therefor if the Collateral Agent pays the same;

               (c) If any commercial tort claim arises after the date of this Agreement, Borrower shall notify the Collateral Agent of such claim and promptly execute a supplement to this Agreement to specifically identify any such commercial tort claim for purposes of confirming the security interest of the Collateral Agent for the benefit of Lenders in such claim.

               (d) Notify the Collateral Agent in writing immediately upon the creation of any Receivables with respect to which the account debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business which is located in a foreign country;

               (e) Mark its books and records of Receivables to indicate the security interest granted to the Collateral Agent for the benefit of Lenders under this Agreement;

               (f) Immediately notify the Collateral Agent in writing of any information which Borrower has or may receive with respect to the Collateral which might in any manner materially adversely affect the value thereof or the rights of the Collateral Agent for the benefit of Lenders with respect thereto;

               (g) Maintain the Equipment in good operating condition and repair, make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, promptly inform the Collateral Agent of any material additions to or deletions from the Equipment and immediately upon demand therefor by the Collateral Agent, deliver to the Collateral Agent any and all evidences of ownership of the Equipment (including, without limitation, certificates of title and applications for title); and if Borrower fails to keep and maintain the Equipment in good operating condition and repair or to make necessary replacements thereof, the Collateral Agent may (but shall not be required to) so maintain, repair or replace all or any part of the Equipment and charge the cost thereof to Borrower's account as part of the Obligations payable on demand and secured by the Collateral;

               (h) Insure the Collateral in the name of the Collateral Agent, for the benefit of Lenders, against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Collateral Agent shall specify in amounts and under policies by insurers acceptable to the Collateral Agent, and the policies or a certificate thereof signed by the insurer evidencing that such insurance coverage is in effect for periods of not less than one (1) year shall be delivered to the Collateral Agent within five (5) Business Days after the issuance of the policies to Borrower and after each renewal thereof and all premiums thereon shall be paid by Borrower monthly in advance; each such policy shall name the Collateral Agent for the benefit of Lenders (and no other party other than the Bank) as mortgagee under a New York Standard Mortgage clause or other similar clause acceptable to the Collateral Agent, shall contain a lender's loss payable clause acceptable to the Collateral Agent and shall provide that such policy may not be amended or canceled without thirty (30) days prior written notice to the Collateral Agent; and if Borrower fails to do so, the Collateral Agent may (but shall not be required to) procure such insurance and charge the cost to Borrower's account as part of the Obligations payable on demand and secured by the Collateral, the premises and other security for the Obligations;

               (i) Not permit any part of the Collateral (except for Inventory in the ordinary course of business) or any of the records concerning the same to be removed from the locations referred to in Section 6(f) above or any other location at which any of the same may hereafter be located and shall not move or change its principal place of business, registered office or other place of businesses, or open new places of business, or change its name or adopt trade names, assumed names or fictitious names, without notification to the Collateral Agent as provided in Section 7(b) above;

               (j) Not permit any of the Equipment to be sold, transferred or otherwise disposed of or to become a fixture to real property not mortgaged to the Collateral Agent, for the benefit of Lenders, or an accession to other personal property not constituting part of the Collateral except as otherwise permitted under the Note Agreement;

               (k) Not, except for Permitted Liens and except as otherwise provided in this Agreement or in the Note Agreement, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral; and

               (l) If any of the Equipment is sold by Borrower, transferred or otherwise disposed of and (i) (A) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or (B) such Equipment is replaced by Equipment leased by Borrower, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Bank for application to the Bank Indebtedness or, if not so delivered and applied, to the Collateral Agent, which proceeds shall be applied to the repayment of the Obligations, or (ii) such sale, transfer or disposition is made in connection with the purchase by Borrower of replacement Equipment, Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by Borrower of replacement Equipment and shall deliver to the Collateral Agent written evidence of the use of the proceeds for such purchase.

          8. Rights and Remedies of Collateral Agent.

               (a) If any Event of Default shall occur and be continuing, the Collateral Agent, for the benefit of Lenders, shall have, in addition to all other rights provided in this Agreement, the Note Agreement and the other Financing Documents and available at law and in equity, the rights and remedies of a secured party under the UCC, and further, the Collateral Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which Borrower waives, at any time or times, take physical possession of the Collateral and maintain such possession on Borrower's premises at no cost to the Collateral Agent, convert raw materials Inventory to work-in-process Inventory, convert work-in-process Inventory to finished goods Inventory, or remove the Collateral, or any part thereof, to such other place(s) as the Collateral Agent may desire, or Borrower shall, upon the Collateral Agent's demand, at Borrower's own cost and expense, assemble the Collateral and make it available to the Collateral Agent, at a place convenient to the Collateral Agent, and the Collateral Agent may sell and deliver any or all Collateral held by or for the Collateral Agent, for the benefit of Lenders, at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, at the Collateral Agent's sole discretion, and may, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that the Collateral Agent has no obligation to preserve rights to the Collateral against prior parties. Borrower acknowledges that portions of the Collateral could be difficult to preserve and dispose of and further subject to complex maintenance and management. Accordingly, the Collateral Agent shall have the widest possible latitude to preserve and protect the Collateral and the security interest of the Collateral Agent for the benefit of Lenders therein, and the Collateral Agent, at its sole option, shall have the unqualified right to appoint a receiver, without notice or hearing, for the preservation, possession, protection and disposition of all or part of the Collateral and the collection and protection for the Collateral Agent of any proceeds of use or disposition of the Collateral and to do any other thing and exercise any other right or remedy which the Collateral Agent may, with or without judicial process, do or exercise on behalf of Lenders. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address as set forth in the Note Agreement at least ten (10) days before the time of sale or other disposition. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order the Collateral Agent elects) of all Obligations. The Collateral Agent will return any excess to Borrower and Borrower shall remain liable to Lenders for any deficiency. The rights and remedies of the Collateral Agent for the benefit Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or Lenders may have.

               (b) Borrower shall pay to the Collateral Agent, on demand and as part of the Obligations, all costs and expenses, including court costs, attorneys' fees and costs of sale, incurred by the Collateral Agent in exercising any of its rights or remedies under this Agreement.

          9. Waiver; Amendments; Successors and Assigns.

               (a) Any and all rights of the Collateral Agent for the benefit of Lenders with respect to the Collateral and the security interest granted under this Agreement shall continue unimpaired, notwithstanding the release or substitution of any Collateral at any time(s), or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by the Collateral Agent and/or Lenders in reference to any Obligations, and Borrower hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence.

               (b) Failure by the Collateral Agent, on behalf of Lenders, to exercise any right, remedy or option under this Agreement or any present or future supplement hereto or in any other agreement between Borrower and the Collateral Agent and/or Lenders or delay by the Collateral Agent in exercising the same will not operate as a waiver by the Collateral Agent or any Lender of its right to exercise any such right, remedy or option. No waiver by the Collateral Agent will be effective unless it is in writing and then only to the extent specifically stated.

               (c) This Agreement cannot be changed or terminated orally.

               (d) The Collateral Agent and Lenders shall have the right to assign this Agreement. Borrower may not assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement, by operation of law or otherwise, and any such assignment, transfer or other disposition without the prior written consent of the Collateral Agent and the Majority Purchaser shall be void. All of the rights, privileges, remedies and options given to the Collateral Agent for the benefit of Lenders under this Agreement shall inure to the benefit of the respective successors and assigns of the Collateral Agent and Lenders, and all the terms, conditions, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of Borrower, the Collateral Agent and Lenders, respectively.

          10. Miscellaneous.

               (a) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (b) This Agreement has been delivered and accepted at and shall be deemed to have been made at Denver, Colorado. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of Colorado and all other laws of mandatory application.

               (c) BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE COLLATERAL AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE COLLATERAL AGENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN THE NOTE AGREEMENT AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY BORROWER FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

               (d) EACH OF BORROWER AND THE COLLATERAL AGENT HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE COLLATERAL AGENT AND BORROWER; OR
          (C) ANY CONDUCT, ACTS OR OMISSIONS OF BORROWER OR THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH BORROWER OR THE COLLATERAL AGENT; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH OF BORROWER AND THE COLLATERAL AGENT ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE COLLATERAL AGENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF BORROWER AND THE COLLATERAL AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. EACH OF BORROWER AND THE COLLATERAL AGENT FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               (e) Borrower covenants, warrants and represents to the Collateral Agent, for the benefit of Lenders, that all of Borrower's representations and warranties contained in this Agreement are true at this time, shall survive the execution and delivery of this Agreement and shall remain true in all material respects until the Obligations are fully performed, paid and satisfied, subject to such changes as may not be prohibited hereby or do not constitute Events of Default under this Agreement.

               (f) All of the Obligations shall constitute one loan secured by the security interest of the Collateral Agent for the benefit of Lenders in the Collateral and by all other security interests, mortgages, liens, claims and encumbrances now and from time to time hereafter granted by Borrower to the Collateral Agent for the benefit of Lenders. The Collateral Agent may, in its sole discretion, (i) exchange, enforce, waive or release any such security or portion thereof, (ii) apply such security and direct the order or manner of sale thereof as the Collateral Agent may, from time to time, determine, and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner following the occurrence of any Event of Default without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

               (g) Borrower shall reimburse the Collateral Agent for all reasonable attorneys' fees and for all costs, fees, expenses and liabilities incurred by the Collateral Agent or for which the Collateral Agent becomes obligated in connection with or arising out of (i) the negotiation and preparation of this Agreement, any amendment of this Agreement, and any agreements, documents and instruments in any way relating hereto, (ii) the enforcement by the Collateral Agent of any of its rights, on behalf of Lenders, under this Agreement, (iii) any transaction contemplated by this Agreement,
          (iv) any inspection and/or audit and/or verification of the Collateral and/or Borrower and (v) meeting to discuss any Event of Default and the course of action to be taken in connection therewith; the foregoing to include, without limitation, all fees for the employment of professionals, all lien search and title search fees, all filing and recording fees and all travel expenses. All of the foregoing shall be part of the Obligations, payable upon demand, and secured by the Collateral.

               (h) The Note Agreement and the terms and provisions thereof are hereby incorporated in this Agreement in their entirety by this reference. Any notice or notification required, permitted or contemplated under this Agreement shall be provided in accordance with the provisions of the Note Agreement.

               (i) Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Collateral Agent and Lenders; therefore, Borrower agrees that, if the Collateral Agent so requests, the Collateral Agent, for the benefit of Lenders, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

               (j) Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this Agreement at any time after the Loans and/or other Obligations become due, as this Agreement provided, in any court in or of the State of Colorado or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Collateral Agent and Lenders against Borrower, the amount due thereon or hereon, plus interest as this Agreement provided, and all costs of collection, and waives and releases all errors in said proceedings and judgments and all rights of appeal from the judgment rendered. Borrower agrees and consents that the attorney confessing judgment on behalf of Borrower may also be counsel to the Collateral Agent, Lenders or any Affiliate of a Lender, waives any conflict of interest which might otherwise arise, and consents to the Collateral Agent paying such confessing attorney a reasonable legal fee or allowing such attorney's reasonable fees to be paid from the proceeds of collection of the Loans and/or Obligations or proceeds of any Collateral, the Premises or any other security for the Loans and the other Obligations.

               (k) THIS AGREEMENT, TOGETHER WITH THE OTHER FINANCING DOCUMENTS, CONSTITUTES A WRITTEN AGREEMENT AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               (l) THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS INDEMNIFICATION OBLIGATIONS PURSUANT TO
          SECTION 10(g) AND THE NOTE AGREEMENT.

          11. Security Interest in favor of Bank. Simultaneously with the execution and delivery of this Agreement, Borrower is granting to Vectra Bank Colorado, National Association (the "Bank") a senior security interest in certain collateral to secure the payment in full of certain obligations of Borrower to the Bank. To the extent that any obligation of Borrower pursuant to this Agreement is inconsistent with the obligations of Borrower pursuant to the security interest in favor of the Bank, then the terms of the security interest in favor of the Bank shall govern, pursuant to and to the extent provided in the terms and conditions of the Intercreditor Agreement between the Bank and Lenders dated as of the date of this Agreement.


                  [Remainder of Page Intentionally Left Blank]



BORROWER:

ACT Teleconferencing Services, Inc.


By ____________________________________
Its ____________________________________


ACT VideoConferencing, Inc.


By ___________________________________
Its ___________________________________


ACT Proximity, Inc.


By ________________________________
Its ________________________________


ACT Research, Inc.


By ________________________________
Its ________________________________



Accepted at Denver, Colorado as of _________, 2003, by:

COLLATERAL AGENT, FOR THE BENEFIT OF LENDERS:

NewWest Mezzanine Fund LP
By Touchstone Capital Group LLLP,
General Partner


By:______________________________
David Henry, Managing General Partner